Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2021
THIRD QUARTER

-- Strong Profitability Despite Order Delays; Solid Cash Flow of $33.2 Million from Operations and Continued Net Debt Reduction of $27.8 Million --

LOS ANGELES, CA – February 9, 2021 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2021 third quarter ended December 31, 2020 -- reflecting increased profitability, positive cash flow from operations and continued debt reduction.

Net sales for the fiscal 2021 third quarter were $122.6 million compared with $125.6 million for the same period a year earlier, impacted by continued COVID-19 related challenges.

Net income for the fiscal 2021 third quarter was $8.5 million, or $0.44 per diluted share, compared with net income of $865,000, or $0.04 per diluted share, a year ago.  Additional details of items impacting net income are shown in Exhibit 1.

“We continued to experience solid product demand for the third quarter, which was impacted by supply chain challenges due to the global pandemic -- resulting in order delays of approximately $17 million, which are expected to be realized between the current fiscal fourth quarter and the first quarter of the new fiscal year.  Notwithstanding, we reported significant increases in profitability for the quarter and nine-month period on a year-over-year basis, with strong positive cash flow while building inventory for increasing demand,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

“As vaccination programs gain momentum across the country, and life returns to more normal patterns, we expect further increased demand for our products,” Joffe added.

Results for the fiscal third quarter were impacted by approximately $1.6 million on a pre-tax basis, or $0.06 per share on a tax-effected basis, for cost of goods sold and operating expenses related to safety and health initiatives associated with COVID-19.  Approximately $723,000 of the $1.6 million relates to incremental bonuses and wages paid to the company’s dedicated operating employees on the front line.  The balance relates to the costs of personal protection equipment (PPE) and social distancing initiatives.

(more)

Motorcar Parts of America, Inc.
2-2-2

Cash generated from operating activities was $33.2 million for the fiscal 2021 third quarter and net debt for the same period was reduced by 29.1 percent, or $27.8 million, to $67.6 million at December 31, 2020 from $95.4 million at September 30, 2020.

Gross profit for the fiscal 2021 third quarter was $24.2 million compared with $27.7 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2021 third quarter was 19.8 percent compared with 22.0 percent a year earlier – reflecting in part the impact of supply chain challenges due to the global pandemic mentioned above, including higher freight and handling costs.  Additional factors impacting gross profit are shown in Exhibit 3.

Nine-Month Results

Net sales for the fiscal 2021 nine-month period were $372.7 million compared with $385.1 million a year earlier, impacted by the sharp drop in demand in April due to the global pandemic.  In addition, net sales were impacted by current pandemic supply chain challenges in the third quarter, resulting in order delays of approximately $17 million.  This was partially offset by the benefit of $12.8 million due to a realignment of inventory at two customer distribution centers with expected future sales benefits as product mix changes.

Net income for the fiscal 2021 nine-month period was $20.6 million, or $1.07 per diluted share, compared with net income of $903,000, or $0.05 per diluted share, a year ago. Additional details of items impacting net income are shown in Exhibit 2.

Cash generated from operating activities was $72.5 million during the nine months ended December 31, 2020, and net debt was reduced by 46.6 percent, or $58.9 million, to $67.6 million at December 31, 2020 from $126.5 million at March 31, 2020.

Gross profit for the fiscal 2021 nine-month period was $77.4 million compared with $81.8 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2021 nine-month period was 20.8 percent compared with 21.2 percent a year earlier – reflecting in part the impact of supply chain challenges due to the global pandemic mentioned above, including higher freight and handling costs.  Additional factors impacting gross profit are shown in Exhibit 4.

FISCAL 2021 OUTLOOK

“Given the ongoing global pandemic and near-term related considerations, the company believes it is still not prudent to provide annual sales and gross margin guidance for fiscal 2021. However, we are encouraged by continued strong customer demand for our aftermarket parts – notwithstanding the near-term impact to sales by supply chain and other challenges related to COVID-19.

(more)

Motorcar Parts of America, Inc.
3-3-3

“As I stated last quarter, our industry is resilient, and we are continuing to execute our strategic plans for growth and profitability.  We are guardedly optimistic about the near- and long-term opportunities as an essential supplier in the $125 billion hard parts industry and an evolving supplier to the fast-growing electric vehicle and aerospace market,” Joffe said.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure - EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance.  The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of EBITDA to its corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on February 9, 2021 through 8:59 p.m. Pacific time on February 16, 2021 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 1652414.

(more)

Motorcar Parts of America, Inc.
4-4-4

About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications.  Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2020 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

#      #      #

(Financial tables follow)

(more)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019

Net sales	$122,568,000	$125,574,000	$372,654,000	$385,096,000
Cost of goods sold	98,327,000	97,913,000	295,300,000	303,279,000
Gross profit	24,241,000	27,661,000	77,354,000	81,817,000
Operating expenses:
General and administrative	14,005,000	14,390,000	38,210,000	39,410,000
Sales and marketing	4,698,000	5,623,000	13,224,000	15,990,000
Research and development	2,100,000	2,174,000	6,014,000	6,694,000
Foreign exchange impact of lease liabilities and forward contracts	(12,455,000)	(3,772,000)	(21,257,000)	(2,507,000)
Total operating expenses	8,348,000	18,415,000	36,191,000	59,587,000
Operating income	15,893,000	9,246,000	41,163,000	22,230,000
Interest expense, net	4,051,000	6,879,000	12,074,000	19,575,000
Income before income tax expense	11,842,000	2,367,000	29,089,000	2,655,000
Income tax expense	3,373,000	1,502,000	8,448,000	1,752,000

Net income	$8,469,000	$865,000	$20,641,000	$903,000
Basic net income per share	$0.44	$0.05	$1.09	$0.05
Diluted net income per share	$0.44	$0.04	$1.07	$0.05
Weighted average number of shares outstanding:
Basic	19,053,232	18,961,517	19,016,302	18,895,893
Diluted	19,436,793	19,305,805	19,333,758	19,263,114

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2020	March 31, 2020
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$12,800,000	$49,616,000
Short-term investments	1,508,000	850,000
Accounts receivable — net	45,271,000	91,748,000
Inventory	296,281,000	234,680,000
Contract assets	25,382,000	20,332,000
Prepaid expenses and other current assets	13,866,000	11,890,000
Total current assets	395,108,000	409,116,000
Plant and equipment — net	54,464,000	44,957,000
Operating lease assets	74,685,000	53,029,000
Long-term deferred income taxes	16,603,000	18,950,000
Long-term contract assets	248,544,000	239,540,000
Goodwill and intangible assets — net	8,876,000	9,598,000
Other assets	956,000	1,839,000
TOTAL ASSETS	$799,236,000	$777,029,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$146,073,000	$95,083,000
Customer finished goods returns accrual	34,267,000	25,326,000
Contract liabilities	44,778,000	27,911,000
Revolving loan	59,000,000	152,000,000
Other current liabilities	4,798,000	9,390,000
Operating lease liabilities	6,232,000	5,104,000
Current portion of term loan	3,678,000	3,678,000
Total current liabilities	298,826,000	318,492,000
Term loan, less current portion	17,705,000	20,462,000
Long-term contract liabilities	104,583,000	92,101,000
Long-term deferred income taxes	73,000	79,000
Long-term operating lease liabilities	71,569,000	61,425,000
Other liabilities	6,796,000	8,950,000
Total liabilities	499,552,000	501,509,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,056,292 and 18,969,380 shares issued and outstanding at December 31, 2020 and March 31, 2020, respectively	191,000	190,000
Additional paid-in capital	222,193,000	218,581,000
Retained earnings	84,758,000	64,117,000
Accumulated other comprehensive loss	(7,458,000)	(7,368,000)
Total shareholders’ equity	299,684,000	275,520,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$799,236,000	$777,029,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the company has included the following additional information and non-GAAP financial measures for the three and nine months ended December 31, 2020 and 2019.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.

The company believes this information helps provide a more complete understanding of the company’s results of operations and the factors and trends affecting the company’s business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.    In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended December 31, 2020 and 2019	Exhibit 1

	Three Months Ended December 31,
	2020		2019
	$	Per Share	$	Per Share
GAAP net income	$8,469,000	$0.44	$865,000	$0.04

Items impacting net income
Customer allowances related to new business	-	-	777,000	0.04
Core buy-back premium amortization impacting net sales	1,528,000	0.08	1,326,000	0.07
Impact of tariffs	(688,000)	(0.04)	-	-
New product line start-up costs and transition expenses (a)	4,550,000	0.23	2,815,000	0.15
Revaluation - cores on customers’ shelves	1,304,000	0.07	2,395,000	0.12
COVID-related expenses (b)	1,610,000	0.08	-	-
Earn-out accruals and severance	44,000	0.00	310,000	0.02
Share-based compensation expenses	1,498,000	0.08	1,071,000	0.06
Foreign exchange impact of lease liabilities and forward contracts	(12,455,000)	(0.64)	(3,772,000)	(0.20)
Tax effect (c)	652,000	0.03	(1,231,000)	(0.06)

(a) Consists of $4,217,000 included in cost of goods sold and $333,000 included in operating expenses for the three months ended December 31, 2020 and $2,148,000 included in cost of goods sold and $667,000 included in operating expenses for the three months ended December 31, 2019.
(b) Consists of $1,052,000 included in cost of goods sold and $558,000 included in operating expenses for the three months ended December 31, 2020.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($320,000) or ($0.02) per share for three months ended December 31, 2019.

Items Impacting Net Income for the Nine Months Ended December 31, 2020 and 2019	Exhibit 2

	Nine Months Ended December 31,
	2020		2019
	$	Per Share	$	Per Share
GAAP net income	$20,641,000	$1.07	$903,000	$0.05

Items impacting net income
Customer allowances, return accruals and changeover costs (a) related to new business, net of costs	307,000	0.02	1,231,000	0.06
Core buy-back premium amortization impacting net sales	4,269,000	0.22	3,543,000	0.18
Impact of tariffs	(3,535,000)	(0.18)	1,067,000	0.06
Cost in connection with a cancelled contract	-		133,000	0.01
New product line start-up costs and transition expenses (b)	12,564,000	0.65	7,465,000	0.39
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	(811,000)	(0.04)	9,867,000	0.51
COVID-related expenses (c)	5,953,000	0.31	-	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	19,000	0.00	292,000	0.02
Share-based compensation expenses	3,759,000	0.19	3,112,000	0.16
Foreign exchange impact of lease liabilities and forward contracts	(21,257,000)	(1.10)	(2,507,000)	(0.13)
Tax effect (d)	(317,000)	(0.02)	(6,051,000)	(0.31)

(a) Includes changeover costs related to new business of $112,000 recorded in operating expenses for the nine months ended December 31, 2019.
(b) Consists of $11,572,000 included in cost of goods sold and $992,000 included in operating expenses for the nine months ended December 31, 2020 and $5,829,000 included in cost of goods sold and $1,636,000 included in operating expenses for the nine months ended December 31, 2019.
(c) Consists of $4,425,000 included in cost of goods sold and $1,528,000 included in operating expenses for the nine months ended December 31, 2020.
(d) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period’s actual income tax rate.
Historically, the company calculated the tax impact by applying an income tax rate of 25.0% to adjusted pre-tax income; if calculated on that basis, the tax effect would have been ($4,963,000) or ($0.26) per share for nine months ended December 31, 2019.

Items Impacting Gross Profit for the Three Months Ended December 31, 2020 and 2019	Exhibit 3

	Three Months Ended December 31,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$24,241,000	19.8%	$27,661,000	22.0%

Items impacting gross profit
Customer allowances related to new business	-	-	777,000	0.6%
Core buy-back premium amortization impacting net sales	1,528,000	1.2%	1,326,000	1.1%
Impact of tariffs	(688,000)	-0.6%	-	-
New product line start-up costs and transition expenses	4,217,000	3.4%	2,148,000	1.7%
Revaluation - cores on customers’ shelves	1,304,000	1.1%	2,395,000	1.9%
COVID-related expenses	1,052,000	0.9%	-	-

Items Impacting Gross Profit for the Nine Months Ended December 31, 2020 and 2019	Exhibit 4

	Nine Months Ended December 31,
	2020		2019
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$77,354,000	20.8%	$81,817,000	21.2%

Items impacting gross profit
Customer allowances and return accruals related to new business, net of costs	307,000	0.1%	1,119,000	0.3%
Core buy-back premium amortization impacting net sales	4,269,000	1.1%	3,543,000	0.9%
Impact of tariffs	(3,535,000)	-0.9%	1,067,000	0.3%
Cost in connection with a cancelled contract	-	-	133,000	0.0%
New product line start-up costs and transition expenses	11,572,000	3.1%	5,829,000	1.5%
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers (a)	(811,000)	0.5%	9,867,000	2.6%
COVID-related expenses	4,425,000	1.2%	-	-

(a) Gross profit and gross margin impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Nine Months Ended December 31, 2020 and 2019	Exhibit 5

	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
GAAP net income	$8,469,000	$865,000	$20,641,000	$903,000
Interest expense, net	4,051,000	6,879,000	12,074,000	19,575,000
Income tax expense	3,373,000	1,502,000	8,448,000	1,752,000
Depreciation and amortization	2,857,000	2,400,000	8,090,000	7,019,000
EBITDA	$18,750,000	$11,646,000	$49,253,000	$29,249,000

Items impacting EBITDA
Customer allowances, return accruals and changeover costs related to new business, net of costs	-	777,000	307,000	1,231,000
Core buy-back premium amortization impacting net sales	1,528,000	1,326,000	4,269,000	3,543,000
Impact of tariffs	(688,000)	-	(3,535,000)	1,067,000
Cost in connection with a cancelled contract	-	-	-	133,000
New product line start-up costs and transition expenses (a)	4,421,000	2,733,000	12,235,000	7,246,000
Revaluation - cores on customers’ shelves, and gain due to realignment of inventory at two customer distribution centers	1,304,000	2,395,000	(811,000)	9,867,000
COVID-related expenses	1,610,000	-	5,953,000	-
Acquisition costs, earn-out accruals, severance and restatement-related fees	44,000	310,000	19,000	292,000
Share-based compensation expenses	1,498,000	1,071,000	3,759,000	3,112,000
Foreign exchange impact of lease liabilities and forward contracts	(12,455,000)	(3,772,000)	(21,257,000)	(2,507,000)

(a) Excludes depreciation, which is included in the depreciation and amortization line item.